EXHIBIT 10.19.1

GUARANTORS’ ACKNOWLEDGMENT

AND CONSENT (1997 L/C)

Reference is made to the following:

A. Reimbursement Agreement dated as of June 1, 1997, as amended by that certain Extension and Amendment Agreement dated as of May 5, 2005 (as so amended, the “Original Reimbursement Agreement”) between West Valley MRF, LLC, a California limited liability company (the “Borrower”) and Union Bank of California, N.A., a national banking association (the “Bank”) pursuant to which the Bank has issued its Irrevocable Letter of Credit No. 306S230625, dated June 25, 1997 (as heretofore amended, the “Letter of Credit”) in favor of BNY Western Trust Company, as Trustee; and

B. Second Amendment Agreement (1997 L/C) dated as of May 1, 2007 (the “Amendment Agreement”) by and between the Bank and the Borrower, pursuant to which the Bank and the Borrower have agreed to modify the bond amortization reimbursement deposit schedule under the Original Reimbursement Agreement. The Original Reimbursement Agreement as amended by the Amendment Agreement is hereinafter referred to as the “Reimbursement Agreement” and capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Reimbursement Agreement.

Each of the undersigned (individually a “Guarantor” and collectively the “Guarantors”) has guaranteed the payment and performance of certain of the Borrower’s obligations under the Original Reimbursement Agreement and Related Documents pursuant to written guaranties heretofore delivered to the Bank (collectively, the “Guaranties”) and expects to derive benefit from the transactions contemplated by the Amendment Agreement. For valuable consideration receipt whereof is hereby acknowledged, each of the undersigned hereby agrees as follows:

1. The Borrower and the Guarantors have requested the Bank to enter into the Amendment Agreement.

2. Each Guarantor hereby acknowledges receipt of a copy of the Amendment Agreement and consents to the execution, delivery and performance of the Amendment Agreement by the Borrower and the Bank.

3. Each Guarantor hereby ratifies, approves and confirms the Guaranties which it has delivered to the Bank and agrees that it continues to be bound by the terms thereof with respect to the Reimbursement Agreement and agrees that such Guaranties shall inure to the

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benefit of the Bank with respect to the Borrower’s obligations to the Bank under the Reimbursement Agreement and the Related Documents. This Acknowledgment and Consent may be executed in multiple counterparts which taken together shall constitute one and the same document.

IN WITNESS WHEREOF the undersigned have executed this Acknowledgment and Consent as of the Effective Date (as such term is defined in the Amendment Agreement).

“GUARANTORS”

Kaiser Recycling LLC,
a Delaware limited liability company

By:	/s/ James F. Verhey
Name: James F. Verhey
Title: Vice President

West Valley Recycling & Transfer, Inc.,
a California corporation

By:	/s/ Cole Burr
Name: Cole Burr
Title: President

Burrtec Waste Industries, Inc.,
a California corporation

By:	/s/ Cole Burr
Name: Cole Burr
Title: President

Kaiser Ventures, LLC, a
a Delaware limited liability company

By:	/s/ James F. Verhey
Name: James F. Verhey
Title: Exec. V.P. - CFO